UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event report)	December 22, 2015

Severn Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-49731	52-1726127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Westgate Circle, Suite 200, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

410-260-2000
(Registrant’s telephone number, including area code

(Former name or former address, if change since last report)

Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 21, 2015, Severn Bancorp, Inc. (“Bancorp”) received a written letter of resignation from Michael H. Cook stating that he resigned, effective immediately, from his position on the Board of Directors of Bancorp and Severn Savings Bank, FSB.  Mr. Cook served on the Corporate Governance Committee and the Nominating Committee of Bancorp’s Board of Directors.  Mr. Cook’s decision to resign from the Boards was not a result of any dispute or disagreement with the companies on any matter relating to their operations, policies or practices.

Due to Mr. Cook’s resignation from the Board of Bancorp, the Corporate Governance Committee is now comprised of Mary Kathleen Sulick (Chairwoman), James H. Johnson, Jr., Eric M. Keitz, and John A. Lamon III, and the Nominating Committee is now comprised of Raymond S. Crosby, James H. Johnson, Jr., Eric M. Keitz, John A. Lamon III, Albert W. Shields, Mary Kathleen Sulick and Konrad Wayson.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Severn Bancorp, Inc.

Dated: December 22, 2015	By:	/Alan J. Hyatt/
Alan J. Hyatt, President